                                                                    EXHIBIT 4.20

This Debenture and the shares of Common Stock issuable upon conversion hereof
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have not been registered under the Securities Act of 1933 (the "Act") or under
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any applicable state securities laws. This Debenture may not be offered for
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sale, sold, transferred, assigned, pledged, or otherwise disposed of except to
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the estate of heirs of the holder by will or the laws of intestate succession.
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The shares issuable upon conversion hereof may not be offered for sale, sold,
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transferred, assigned, pledged or otherwise disposed of without registration
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under the Act and any applicable satisfactory (both opinion and counsel to be
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satisfactory) to Insynq, Inc. that registration is not required.
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                             CONVERTIBLE DEBENTURE
                             ---------------------



$125,000 PRINCIPAL AMOUNT -- INTEREST AT BANK OF AMERICA PRIME RATE +  1/2% ON
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                               DATE OF ISSUANCE
                               ----------------


Date of Issuance:     September 11, 2000

Holder:               TCA Investments, Inc.

1.   Interest, Conversion Rate and Prepayments

     InsynQ, Inc., (the "Company"), a Delaware corporation, promises to pay to the Holder named above the principal amount shown above, and interest on the principal amount of this Debenture, at the rate per annum shown above. The Company will pay accrued interest and the entire outstanding principal amount at the end of thirty (30) days from the date of issuance shown above ("Due Date"). Interest on the Debenture will accrue from the date of issuance. Interest will be computed on the basis of a 360-day year. The Company shall be entitled to pre-pay the amounts outstanding under this Debenture, in whole or in part, without penalty.

2.   Method of Payment

     The Company will pay principal and interest on the Debenture to the person who is registered as the Holder of Debenture at the close of business on the Due Date. Holder must surrender the Debenture to the Company to collect the principal payment. The Company will pay principal in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal by check payable in such money. It may mail said check to a Holder's address as shown on the books and records of the Company at that time.

3.   Conversion

     A holder of a Debenture may convert all or part of the outstanding principal and accrued interest hereunder into Common Stock of the Company at any time on or after September 11, 2000 ("Conversion Date") and prior to the payment by the Company of such amounts. The conversion price is (a) $1.00 per share or
(b) sixty percent (60%) of the average bid price, whichever is less on the date of conversion. To determine the number of shares issuable upon conversion of the Debenture, the principal amount and accrued interest, if any, to be converted shall be divided by the conversion price in effect on the conversion date. On conversion, the outstanding principal amount will be adjusted hereunder and interest will continue to accrue only on such amount. No fractional interests will be issued, and any fraction will be rounded up to the nearest whole number of shares of Common Stock or other securities, properties or rights issuable upon conversion.

     To convert, a Debenture Holder must (1) complete and sign the conversion notice attached to this Debenture, (2) surrender the Debenture to the Company,
(3) furnish appropriate endorsements and transfer documents if required by the Company, and (4) pay any transfer or similar tax if required. A holder may convert a portion of a Debenture if the portion is $10,000 or a whole multiple of $10,000.

     The conversion price will be adjusted for stock dividends, mergers, consolidations, stock splits or distributions on Common Stock; subdivisions, combinations or certain reclassifications of Common Stock; distribution to all holders of Common Stock of certain rights to purchase such Common Stock at less than the current market price at the time; distributions to such holders of assets or debt of the Company or certain rights to purchase debt of the Company (excluding cash dividends or distributions from current retained earnings). If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Debenture into Company Common stock may be changed into a right to convert it into stock, debentures, cash or other assets of the Company or of the entity resulting or surviving such merger or to which such assets shall have been sold, leased or transferred.

4.   Denominations, Transfer, Exchange

     The transfer of the Debenture must be registered with the Company or a Trustee. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay transfer taxes and fees required by law, if any.

5.   Persons Deemed Owners

     The registered holder of a Debenture may be treated as its owner for all purposes.

6.   Successor Corporation

     When a successor corporation assumes all the obligations of its predecessor under the Debenture, the predecessor corporation will be released from those obligations.

7.   Registration Rights

     The Holders of this Debenture have been granted certain registration rights as set forth the Subscription Agreement between the Holder and the Company of even date herewith, and such Subscription Agreement shall be deemed to be incorporated by reference herein. The Holders shall be entitled to exercise such registration rights prior to the Conversion Date as set forth in the Subscription Agreement.

8.   Defaults and Remedies

     An Event of Default is: default in payment of interest or principal on the Debenture; failure by the Company for thirty (30) days after notice to it to comply with any of its other agreements in the Debenture; the making of an assignment for the benefit of the Company's creditors; the filing of a voluntary or involuntary petition for or the appointment of a receiver of the Company's property; the filing of a voluntary petition by or an involuntary petition against the Company under any provision of the federal Bankruptcy Act; the dissolution of the Company's business. If an Event of Default occurs and is continuing, the Holder may declare the Debenture to be due and payable immediately.

9.   No Recourse Against Others

     A director, officer, employee, agent or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debenture or for any claim based on, in respect of, or by reason of such obligations or their creation. The Debenture Holder, by accepting this Debenture, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debenture.

10.  Authentication

     The Debenture shall not be valid until authenticated by the manual signature of an officer of the Company.

11.  Abbreviations

     Customary abbreviations may be used in the name of a Debenture Holder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minor Acts).

                                             INSYNQ, Inc.



                                             By:____________________________
                                                John P. Gorst
                                                Chief Executive Officer

                                  EXHIBIT "A"
                                  -----------

                             NOTICE OF CONVERSION
                   (To be executed by Holder to convert the
                        Debenture in whole or in part)


InsynQ, Inc.
1101 Broadway Plaza
Tacoma, Washington  98402

     Re:  Convertible Debenture dated September 11, 2000 to TCA Investments,
          Inc.

Dear Sir or Madam:

     The undersigned holder irrevocably elects to convert $__________ of outstanding principal and $__________ of accrued interest thereon under the Debenture of InsynQ, Inc. to purchase ______ shares of Common Stock of InsynQ, Inc. (the "Company"), at a conversion price per share of $__________.



                                                  By:__________________________

                                                  Its:_________________________

                                                  Date:________________________


                              Exhibit "A", Page 1

                   AMENDMENT NO. 2 TO CONVERTIBLE DEBENTURE

This AMENDMENT No. 2 TO CONVERTIBLE DEBENTURE (the "Amendment") is effective as of October 19, 2000, by and between InsynQ, Inc., a Delaware corporation (the "Maker"), and TCA Investments, Inc. ("Holder").

                                  WITNESSETH

     WHEREAS, the parties have executed that certain Convertible Debenture of September 11, 2000;

     WHEREAS, the parties have executed that certain Amendment No. 1 to Convertible Debenture as of October 6, 2000 to extend the Due Date of the Convertible Debenture; and

     WHEREAS, the parties have deemed it to be in their mutual best interest to further extend the Due Date of the Convertible Debenture to reflect a new Due Date.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Section 1 of the Convertible Debenture is hereby amended in its entirety as follows:

     "1. Interest, Conversion Rate and Prepayments

     InsynQ, Inc., (the "Company"), a Delaware corporation, promises to pay to the Holder named above the principal amount shown above, and interest on the principal amount of this Debenture, at the rate per annum shown above. The Company will pay accrued interest and the entire outstanding principal amount on March 1, 2001 ("Due Date"). Interest on the Debenture will accrue from the date of issuance. Interest will be computed on the basis of a 360-day year. The Company shall be entitled to pre-pay the amounts outstanding under this Debenture, in whole or in part, without penalty."

     IN WITNESS WHEREOF, the parties have executed this Extension effective as of the date set forth above.


                                                  TCA INVESTMENTS, INC.

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                                  INSYNQ. INC.

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                   AMENDMENT NO. 1 TO CONVERTIBLE DEBENTURE

     This AMENDMENT NO. 1 TO CONVERTIBLE DEBENTURE (the "Amendment") is effective as of October 6, 2000, by and between InsynQ, Inc., a Delaware corporation (the "Maker"), and TCA Investments, Inc. ("Holder").

                                  WITNESSETH

     WHEREAS, the parties have executed that certain Convertible Debenture as of September 11, 2000; and

     WHEREAS, the parties have deemed it to be in their mutual best interest to extend the Due Date of the Convertible Debenture to reflect a new Due Date.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Section 1 of the Convertible Debenture is hereby amended in its entirety as follows:

     "1.  Interest, Conversion Rate and Prepayments

     InsynQ, Inc., (the "Company"), a Delaware corporation, promises to pay to the Holder named above the principal amount shown above, and interest on the principal amount of this Debenture, at the rate per annum shown above. The Company will pay accrued interest and the entire outstanding principal amount at the end of sixty (60) days from the date of issuance shown above ("Due Date"). Interest on the Debenture will accrue from the date of issuance. Interest will be computed on the basis of a 360-day year. The Company shall be entitled to pre-pay the amounts outstanding under this Debenture, in whole or in part, without penalty."

     IN WITNESS WHEREOF, the parties have executed this Extension effective as of the date set forth above.


                                        TCA INVESTMENTS, INC.


                                        By:  __________________________________
                                        Name:  ________________________________
                                        Title:  _______________________________


                                        INSYNQ, INC.

                                        By:  __________________________________
                                        Name:  ________________________________
                                        Title:  _______________________________